UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

Myovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37929	98-1343578
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: +44 203 318 9709

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 18, 2017, Myovant Sciences Ltd. (the “Company”) held its 2017 Annual General Meeting of Shareholders (the “Annual Meeting”) in London, United Kingdom. At the Annual Meeting, the shareholders considered and approved two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 21, 2017. Set forth below is a brief description of each matter voted upon and the results with respect to each such matter.

Proposal No. 1: Mark Altmeyer, Terrie Curran, and Keith Manchester, M.D., were elected to serve as Class I Directors to serve until the Company’s 2020 Annual General Meeting of Shareholders and until their successors are duly elected, by the following votes:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Mark Altmeyer	55,047,228	1,209,235	420	388,539
Terrie Curran	56,256,333	100	450	388,539
Keith Manchester, M.D.	54,616,885	1,639,578	420	388,539

Proposal No. 2: The shareholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 31, 2018, the appointment of Ernst & Young LLP as the Company’s auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for the Company’s fiscal year ending March 31, 2018 and the authorization of the Company’s Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as the Company’s auditor for the Company’s fiscal year ending March 31, 2018, by the following votes:

	Votes For	Votes Against	Abstain	Broker Non-Votes
	56,644,965	50	407	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myovant Sciences Ltd.

Date: August 23, 2017	By:	/s/ Frank Karbe

		Name:	Frank Karbe
		Title:	Principal Financial and Accounting Officer